 FILED PURSUANT TO RULE 424(B)(5)
 REGISTRATION STATEMENT NO. 333-255101
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 16, 2021)
American Depositary Shares
(Representing 4,150,000 Ordinary Shares)

EDAP TMS S.A.
$6.75 per share

We are offering 4,150,000 American depositary shares, or ADSs, of EDAP TMS S.A. pursuant to this prospectus supplement and the accompanying prospectus. Each ADS will represent one ordinary share, nominal value €0.13 per share, and the ADSs may be evidenced by American Depositary Receipts, or ADRs.
Our ADSs are listed on The Nasdaq Stock Market LLC under the symbol “EDAP.” On April 21, 2021, the last reported sale price of our ADSs was $8.47 per ADS on The Nasdaq Stock Market LLC.
Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per ADS	Total
Public offering price	$6.75	$28,012,500
Underwriting discounts and commissions(1)	$0.405	$1,680,750
Proceeds, before expenses, to EDAP TMS S.A.	$6.345	$26,331,750

(1)
See “Underwriting” beginning on page S-16 of this prospectus supplement for a description of the compensation payable to the underwriters and estimated offering expenses.

The underwriters expect to deliver our ADSs to purchasers in the offering on or about April 27, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Piper Sandler
B. Riley SecuritiesLake Street Capital Markets
The date of this prospectus supplement is April 22, 2021

Prospectus Supplement
Prospectus

S-i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Unless the context otherwise requires, references herein to “we”, “us”, “our” or “group” are to EDAP TMS S.A. and its consolidated subsidiaries and references herein to the “Company”, “EDAP” or “EDAP TMS” are to EDAP TMS S.A.
We prepare our consolidated financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”). In this prospectus supplement, references to “euro” or “€” are to the legal currency of the countries of the European Monetary Union, including the Republic of France, and references to “dollars”, “U.S. dollars” or “$” are to the legal currency of the United States of America.
Dollar amounts have been translated solely for the convenience of the reader at an exchange rate of €1.00 = $1.1725, the European Central Bank euro reference exchange rate on March 31, 2021.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. The information contained in this prospectus supplement and in the accompanying prospectus may be supplemented from time-to-time with applicable free writing prospectuses prepared by us or on our behalf or to which we may have referred you in connection with this offering.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering together with the additional information described in this prospectus supplement under “Documents Incorporated By Reference” and “Where You Can Find More Information”.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of an ADS. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under “Documents Incorporated By Reference” and “Where You Can Find More Information”.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters of this offering are making an offer to sell or solicitations to buy our ADSs in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: Neither we nor the underwriters of this offering have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

S-iii

FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement and the accompanying prospectus (including the documents incorporated herein or therein by reference) discuss our future expectations and include other forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus supplement and the accompanying prospectus.
All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe”, “plan”, “intend”, “should”, “estimate”, “expect” and “anticipate” or their negative or similar expressions, which reflect our views about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.
Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:
•
risks associated with the current uncertain worldwide economic, political and financial environment, in particular with respect to the COVID-19 pandemic and its related impact on our business operations;

•
the success of our HIFU technology;

•
the uncertainty of market acceptance for our HIFU devices;

•
the clinical and regulatory status of our devices in various geographical territories;

•
the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;

•
the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;

•
effects of intense competition in the markets in which we operate;

•
the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;

•
the market potential for our HIFU devices;

•
dependence on our strategic suppliers and distribution partners;

•
difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;

•
any event or other occurrence that would interrupt operations at our primary production facility;

•
reliance on patents, licenses and key proprietary technologies;

•
cybersecurity risks and incidents;

•
product liability risks;

•
risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;

•
fluctuations in results of operations due to the cyclical nature of demand for medical devices;

•
risks relating to ownership of our securities; and

•
risks relating to securities litigations involving class actions.

S-iv

You should also consider the information contained in “Risk Factors” in this prospectus supplement and the risk factors set forth in Part I, Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2020 incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our reports on Form 6-K to the extent they are incorporated by reference herein).
Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, including the sections entitled Risk Factors herein and in the documents incorporated herein by reference.
Our Company
We develop and market robotic High Intensity Focused Ultrasound, or HIFU, devices, advanced choices for use in the treatment of localized prostate cancer. HIFU treatment has been shown to be a minimally invasive and effective treatment option for localized prostate cancer (T1-T2) with a low occurrence of side effects. Our HIFU devices are also used for patients who failed a radiotherapy treatment. The American Cancer Society estimates that, in the United States, prostate cancer is the leading form of cancer in men, with 248,530 new cases diagnosed and 34,130 deaths per year, with 3.1 million men living with the disease. The International Agency for Research on Cancer (part of the World Health Organization) estimates a worldwide incidence of prostate cancer of 1.3 million cases, with total five-year prevalence of the disease being 3.7 million people.
In addition, we are developing a HIFU platform for the treatment of various types of tumors including rectal endometriosis, liver and pancreatic cancer, but also breast and gynecological tumors. We also produce and commercialize medical equipment for the treatment of urinary tract stones using Extracorporeal ShockWave Lithotripsy, or ESWL, and distribute other types of urology devices in certain countries.
Our Corporate Information
Our legal name is EDAP TMS S.A. and our commercial name is EDAP TMS. Our principal executive offices are located at Parc d’Activités la Poudrette- Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.edap-tms.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.
Recent Developments
We have presented below preliminary estimates of certain unaudited financial information for the three months ended March 31, 2021. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial information primarily because our financial closing procedures for the three months ended March 31, 2021 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary materially from the preliminary estimates. The results below are not a comprehensive statement of our financial results for this period. In addition, even if our actual results are consistent with these preliminary results, those results or developments may not be indicative of results or developments in subsequent periods. See the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimated data presented below and the actual financial data we will report for the three months ended March 31, 2021.
We expect to report that our total revenues were between €10.0 million and €10.4 million for the three months ended March 31, 2021, primarily driven by strength in our Distribution division, as compared to €7.6 million for the same period in 2020, with our gross margin expected to be between 40% and 44% for the period, as compared to 40.2% gross margin for the same period in 2020. We also expect to report that our cash and cash equivalents were approximately €24.4 million as of March 31, 2021.
The preliminary estimates for the three months ended March 31, 2021 presented above have been prepared by, and are the responsibility of, management. KPMG S.A., our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data. Accordingly, KPMG S.A. does not express an opinion or any other form of assurance with respect thereto. Therefore, you should not place undue reliance upon these preliminary estimates.

THE OFFERING
The securities we are offering
4,150,000 ADSs, each ADS representing one ordinary share.
Public offering price per ADS
$6.75
Ordinary shares to be outstanding after this offering(1)
33,315,316 ordinary shares, including ordinary shares represented by ADSs (as more fully described in the notes following this table).
Use of proceeds
We currently intend to use the net proceeds from this offering for the implementation of our global strategy and action plan to accelerate the market penetration and adoption of HIFU in the United States, to advance our development programs, and for working capital and other general corporate purposes. See “Use of Proceeds”.
American Depositary Shares
Each ADS represents one ordinary share. The Depositary or its Custodian, or a nominee of either, will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder. You should carefully read the information under the caption “American Depositary Shares” in Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein, and the deposit agreement, which is filed as an exhibit to the registration statement pursuant to which this prospectus supplement is filed.
Depositary and Custodian
The Bank of New York Mellon and Société Générale, respectively.
The Nasdaq Global Market symbol
Our ADSs are listed for trading on The Nasdaq Global Market under the symbol “EDAP”.
Risk Factors
Before deciding whether to invest in our securities, you should carefully consider the risks described under “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

(1)
The number of ordinary shares that will be outstanding after this offering is based on 29,165,316 ordinary shares outstanding as of December 31, 2020, and excludes 1,186,900 ordinary shares issuable upon the exercise of employee options outstanding as of December 31, 2020, at a weighted average exercise price of €2.81 per share, of which 30,820 shares were issued between January 1, 2021 and March 30, 2021 upon exercise of stock options. Except as otherwise noted, the information in this prospectus supplement assumes no exercise of these options. For information regarding authorizations for additional issuances of ordinary shares or stock options, see “Description of Share Capital”.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under Item 3, “Key Information — Risk Factors”, in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated herein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
Risks Relating to the Ordinary Shares, the ADSs and this Offering
Our securities may be affected by volume fluctuations, and may fluctuate significantly in price, causing you to lose some or all of your investment.
Our ADSs are currently traded on The Nasdaq Global Market. The average daily trading volume of our ADSs in 2020 was 107,764, the high and low bid price of our ADSs for the last two financial years ended on December 31, 2020 and December 31, 2019, was $5.28 and $1.46, and $5.42 and $1.78, respectively. Our ADSs have experienced, and are likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our ADSs, often without regard to our operating performance. The price of our securities and our ADSs in particular, may fluctuate as a result of a variety of factors, including changes in our business, operations and prospects, and factors beyond our control, including impacts of the COVID-19 pandemic, regulatory considerations, results of clinical trials of our products or those of our competitors, developments in patents and other proprietary rights, general market and economic conditions and results of operations being below analysts’ or investors’ expectations. Market and industry factors may adversely affect the market price of our ADSs, regardless of our operating performance, and you could lose some or all of your investment.
Any downward pressure on the price of our ADSs caused by the sale of our ADSs could also encourage short sales by third parties, some of whom may post anonymously on social media. In a short sale, a prospective seller borrows shares from a shareholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our ADSs by increasing the number of ADSs being sold, which could further contribute to any decline in the market price of our ADSs.
In addition, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. Any additional litigation, if instituted, causes and could cause us to incur substantial costs and our management resources are and could be diverted to defending such litigation, which could adversely affect our financial condition or results of operations.
If you purchase ADSs in this offering, you will experience substantial and immediate dilution.
If you purchase ADSs in this offering, you will experience substantial and immediate dilution of $5.17 per ADS in the net tangible book value after giving effect to the offering of 4,150,000 ADSs at the offering price of $6.75 per ADS, because the price that you pay will be substantially greater than the net tangible book value per ordinary share represented by the ADSs that you acquire. The net tangible book value as of December 31, 2020 was $0.93 per ADS. You will experience additional dilution upon exercise of any stock options to purchase ordinary shares granted under our equity incentive plans, if we issue free shares to our management as described under the caption “Description of Share Capital” or if we otherwise issue additional ordinary shares or ADSs below the offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution”.

We currently do not intend to pay dividends and do not anticipate that we will make dividend payments in the future.
No dividends were paid with respect to fiscal years 2015 through 2019, and we do not anticipate paying any dividends for 2020 or the foreseeable future. Thereafter, any declaration of dividends on our shares as well as the amount and payment will be determined by majority vote of the holders of our shares at an ordinary general meeting, following the recommendation of our Board of Directors. Such declaration will depend upon, among other things, future earnings, if any, the operating and financial condition of our business, our capital requirements, general business conditions and such other factors as our Board of Directors deems relevant. See Item 8, “Financial Information — Dividends and Dividend Policy” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated herein by reference.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We anticipate that we will use the net proceeds from this offering for the implementation of our global strategy and action plan to accelerate the market penetration and adoption of HIFU in the United States, to advance our development programs, and for working capital and other general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in accordance with our investment policy in a manner that may not produce income or that may lose value. These investments may not yield a favorable return to our investors.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ADSs and trading volume could decline.
The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for our ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades our ADSs or publishes incorrect or unfavorable research about our business, the price of our ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our ADSs, could also cause the price of our ADSs or trading volume to decline.

CAPITALIZATION
The following table sets forth our short-term borrowings, current obligations under finance leases, current portion of operating lease obligations and current portion of long-term debt and capitalization as of December 31, 2020:
•
on an actual basis, as previously reported; and

•
on an as-adjusted basis to give effect to the sale of 4,150,000 ADSs in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto the sections titled “Operating and Financial Review and Prospects” and “Selected Financial Data” in our Annual Report on Form 20-F for the year ended December 31, 2020, which are each incorporated by reference herein, and the other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.
	December 31, 2020
	€	$(1)	€	$(1)
	Actual		As Adjusted
	(in thousands)		(in thousands)
Short-term borrowings	2,638	3,093	2,638	3,093
Current obligations under finance leases	344	403	344	403
Current portion of operating lease obligations	802	941	802	941
Current portion of long-term debt	4,532	5,314	4,532	5,314
Obligations under finance leases, non-current	555	650	555	650
Operating lease obligations, non-current	1,099	1,288	1,099	1,288
Conditional government advances	1,097	1,286	1,097	1,286
Long-term debt net of current portion of long-term debt	1,143	1,340	1,143	1,340
Shareholders’ equity(2):
Share capital, €0.13 par value (29,165,316 ordinary shares issued and outstanding, actual; ordinary shares issued and outstanding, as adjusted)	3,830	4,490	4,369	5,123
Additional paid-in capital	66,548	78,028	87,870	103,027
Retained earnings	(40,139)	(47,062)	(40,139)	(47,062)
Cumulative other comprehensive (loss)	(3,064)	(3,592)	(3,064)	(3,592)
Treasury stock	(928)	(1,088)	(928)	(1,088)
Total shareholders’ equity	26,248	30,775	48,108	56,407
Total capitalization	30,141	35,340	52,001	60,972

(1)
Dollar amounts have been translated solely for the convenience of the reader at an exchange rate of €1.00 = $1.1725, the European Central Bank euro reference exchange rate on March 31, 2021.

(2)
The shareholders’ equity information in the table above is based on 29,457,744 issued ordinary shares as of December 31, 2020, fully paid, and with a nominal value of €0.13 each, 29,165,316 of which were outstanding as of December 31, 2020 and excludes:

•
30,820 shares issued between January 1, 2021 and March 30, 2021 upon exercise of stock options; and

•
1,156,080 ordinary shares issuable upon the exercise of employee options outstanding as of March 30, 2021.

For information regarding authorizations for additional issuances of ordinary shares or stock options, see “Description of Share Capital”.

DILUTION
If you invest in our ADSs, your interest will be diluted to the extent of the difference between the public offering price per ADS and our net tangible book value per ordinary share immediately after this offering.
Our net tangible book value as of December 31, 2020 was $27.1 million or $0.93 per ordinary share and per ADS. Net tangible book value per ordinary share is determined by dividing total tangible assets less total liabilities by the aggregate number of ordinary shares outstanding as of December 31, 2020. After giving effect to the sale by us of 4,150,000 ADSs at the public offering price of $6.75 per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses, our net tangible book value as of December 31, 2020 would have been approximately $52.7 million, or $1.58 per ADS and per ordinary share. This represents an immediate increase in net tangible book value of $0.65 per ADS and per ordinary share to our existing holders and an immediate dilution of $5.17 per ADS issued to the new investors purchasing ADSs in this offering.
The following table illustrates such per share dilution:
Public offering price per ADS		$6.75
Net tangible book value per ordinary share outstanding and per ADS as of December 31, 2020	$0.93
Increase in net tangible book value per ordinary share and per ADS attributable to this offering	$0.65
As adjusted net tangible book value per ordinary share and per ADS as of December 31, 2020, after giving effect to this offering		$1.58
Dilution per ordinary share and per ADS to new investors purchasing in this offering		$5.17
To the extent that options are exercised, new options are issued under our existing or future equity incentive plans, free shares are issued, as described under the caption “Description of Share Capital”, or we issue additional ADSs or ordinary shares in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional equity, the issuance of these securities could result in further dilution.
Except as otherwise noted, in this prospectus supplement, the number of ordinary shares that will be outstanding after this offering is based on 29,165,316 ordinary shares outstanding as of December 31, 2020, and excludes 1,186,900 ordinary shares issuable upon the exercise of employee options outstanding as of December 31, 2020, at a weighted average exercise price of €2.81 per share, of which 30,820 shares were issued between January 1, 2021 and March 30, 2021 upon exercise of stock-options. Except as otherwise noted, the information in this prospectus supplement assumes no exercise of these options.
As of March 30, 2021, a total of 292,428 pre-existing ordinary shares remained available until August 28, 2022 for grants of purchase stock options and a total of 1,000 000 options to subscribe to new shares have been authorized for grant to our employees and executive officers pursuant to delegations of authority from our shareholders approved on June 28, 2019. None of the options authorized under this Plan have been allocated.
As of March 30, 2021, 10,000,000 ordinary shares remain reserved pursuant to delegations of authority from our shareholders approved on June 30, 2020 and June 28, 2019 for share capital increases by us, up to an aggregate maximum nominal amount equal to €1,300,000 through rights issuances, private and public offerings, including this offering.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and our estimated offering expenses will be approximately $25.6 million.
We intend to use the net proceeds from the sale of the securities offered hereby for the implementation of our global strategy and action plan to accelerate the market penetration and adoption of HIFU in the United States, to advance our development programs, and for working capital and other general corporate purposes.
We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Due to uncertainties inherent in the product development, manufacturing and commercialization processes, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments.

DESCRIPTION OF SHARE CAPITAL
The following description of ordinary shares supplements and, as relevant, amends the description of ordinary shares under the heading “Description of Ordinary Shares” in the accompanying prospectus.
Authorizations for additional issuances of ordinary shares or stock options
On June 28, 2019, the shareholders authorized the Board of Directors to grant up to a maximum of 358,528 options to purchase pre-existing shares and to grant 1,000,000 options to subscribe to 1,000,000 new shares at a fixed price to be set by the Board of Directors. As of March 31, 2021, 292,428 pre-existing shares are available for future purchase option grants and none of the options authorized under this Plan have been allocated yet.
We have not yet convened our shareholders for the annual general shareholders’ meeting of 2021, expected to take place at the end of June 2021. At that meeting, we intend to propose to our shareholders standard delegations of authority to our Board of Directors to increase our share capital through the issuance of shares, in the form of ADSs or otherwise, as well as to grant free shares to subscribe for a total number of ordinary shares not exceeding (i) 1% of the total number of new shares issued in the context of this offering, and (ii) 100,000 shares, to members of our senior management. The text of the proposed resolutions and other documents that will be presented at that meeting are expected to be finalized in the latter half of May 2021.
Reconciliation of the number of ordinary shares outstanding on the opening date of fiscal year 2021 and on March 30, 2021:
Number of outstanding ordinary shares as of the opening date of the fiscal year 2021	29,165,316
Issuance of shares upon exercise of stock-options Jan 1 to Mar 30, 2021	30,820
Number of outstanding ordinary shares as of March 30, 2021	29,196,136

CERTAIN INCOME TAX CONSIDERATIONS
The following generally summarizes the material French and U.S. federal income tax consequences to U.S. holders (as defined below) and non-U.S. holders (regarding U.S. taxes on dividends and on sale or other disposition) of purchasing, owning and disposing of ADSs acquired pursuant to this offering. This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential tax effects of the purchase, ownership or disposition of the ADSs. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.
This summary does not constitute a legal opinion or tax advice. Holders are urged to consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of ADSs in light of their particular circumstances, including the effect of any U.S. federal, state, local or other national tax laws.
A set of tax rules is applicable to French assets that are held by or in foreign trusts. These rules provide inter alia for the inclusion of trust assets in the settlor’s net assets for purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to ADSs held in trusts. If ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of securities.
The description of the French and U.S. federal income tax consequences set forth below is based on the laws (including, for U.S. federal income tax purposes, the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof) in force as of the date of this annual report, the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 (the “Treaty”), which entered into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax regulations issued by the French tax authorities within the Bulletin Officiel des Finances Publiques-Impôts (the “Regulations”) in force as of the date of this report. U.S. holders are advised to consult their own tax advisers regarding their eligibility for Treaty benefits, especially with regard to the “Limitations on Benefits” provision, in light of their own particular circumstances.
No advance ruling has been obtained with respect to the tax consequences of the acquisition, ownership or disposition of the ADSs from either the French or U.S. tax authorities. Thus, there can no assurances that one or both of such authorities will not take a position concerning the such tax consequences different from that set out herein or that such a position would not be sustained by a court.
For the purposes of this discussion, a U.S. holder is a beneficial owner of ADSs that is (i) an individual who is a U.S. citizen or resident for U.S. federal income tax purposes, (ii) a U.S. domestic corporation or certain other entities created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If a partnership holds ADSs, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If a U.S. holder is a partner in a partnership that holds ADSs, the holder is urged to consult its own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of ADSs.
This discussion is intended only as a general summary and does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of the ADSs to any particular investor. The discussion applies only to investors that hold the ADSs as capital assets that have the U.S. dollar as their functional currency. Certain holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the ADSs pursuant to the exercise of employee stock options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of the Company’s voting stock or 5% or more of the Company’s outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes, and persons holding ADSs as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below. Holders of ADSs are advised to consult their own tax advisers with regard to the application of French tax law and U.S. federal tax law to their particular situations, as well as any tax consequences arising under the laws of any state, local or other foreign jurisdiction.
French Taxes
Estate and gift taxes and transfer taxes
In general, a transfer of ADSs by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978, unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the ADSs were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.
Pursuant to Article 235 ter ZD of the French General Tax Code, purchases of certain securities issued by a French company, including ADSs, which are listed on a regulated market of the EU or an exchange market formally acknowledged by the AMF (in each case within the meaning of the French Monetary and Financial Code) are subject in France to a 0.3% tax on financial transactions, or the TFT, provided inter alia that the issuer’s market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year. A list of companies whose market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year within the meaning of Article 235 ter ZD of the French General Tax Code has been published by the French tax authorities in its official guidelines on December 23, 2020 (BOI-ANNX-000467-23/12/2020). The Company was not included in such list as its market capitalization did not exceed €1.0 billion as at December 1, 2020. Please note that such list may be updated from time to time, or may not be published anymore in the future. Furthermore, NASDAQ is not currently acknowledged by the French AMF, but this may change in the future. Therefore, purchases of the ADSs are not subject to the TFT.
In the case where the TFT is not applicable, transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the French Monetary and Financial Code are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (acte). As shares of the Company are not listed, their transfer should be subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written agreement (acte). Although the official guidelines published by the French tax authorities are silent on this point, ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.
Wealth Tax
The French wealth tax (impôt de solidarité sur la fortune) has been replaced with a French real estate wealth tax (impôt sur la fortune immobilière) with effect from January 1, 2018. French real estate wealth tax applies only to individuals and does not generally apply to the ADSs if the holder is a U.S. resident, as defined pursuant to the provisions of the Treaty, provided that the individual does not own directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights.
U.S. Taxes
Ownership of the securities
Deposits and withdrawals by a U.S. holder of shares in exchange for ADSs, will not be taxable events for U.S. federal income tax purposes. For U.S. tax purposes, holders of ADSs will be treated as owners of the shares represented by such ADSs. Accordingly, the discussion that follows regarding the U.S. federal income tax consequences of acquiring, owning and disposing of shares is equally applicable to ADSs.
State and local taxes
In addition to U.S. federal income tax, U.S. holders of ADSs may be subject to U.S. state and local taxes with respect to such ADSs. Holders of ADSs are advised to consult their own tax advisers with regard to the application of U.S. state and local income tax law to their particular situation.
ADSs — French Taxes
Taxation of dividends
Under French law, dividends paid by a French corporation, such as the Company, to non-residents of France are generally subject to French withholding tax at a rate of 26.5% (anticipated to be decreased to 25% in 2022) (12.8% for distributions made to individuals, and 15% for distributions made to not-for-profit organizations with a head office in a Member State of the European Economic Area which would be subject to the tax regime set forth under article 206 paragraph 2 of the French General Tax Code if its head office were located in France and which meet the criteria set forth in the Regulations BOI-RPPM-RCM-30-30-10-70-24/12/2019, no 130). Dividends paid by a French corporation, such as the Company, towards non-cooperative States or territories, as defined in Article 238-0 A of the French General Tax Code, will generally be subject to French withholding tax at a rate of 75%, irrespective of the tax residence of the beneficiary of the dividends if the dividends are received in such States or territories; however, eligible U.S. holders entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty and who receive dividends in non-cooperative States or territories, will not be subject to this 75% withholding tax rate.
Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, is reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuing company; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any. For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complicated, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisers regarding their eligibility for Treaty benefits in light of their own particular circumstances.
Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000). Dividends paid to a U.S. holder that has not filed the Form 5000 before the dividend payment date will be subject to French withholding tax at the rate of 26.5% and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid. Pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.
The depositary agrees to use reasonable efforts to follow the procedures established, or that may be established, by the French tax authorities (i) to enable eligible U.S. holders to qualify for the reduced withholding tax rate provided by the Treaty, if available at the time the dividends are paid, or (ii) to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions to which such U.S. holders may be eligible from the French tax authorities and (iii) to recover any other available tax credits. In particular, associated forms (including Form 5000 and Form 5001, together with their instructions), will be made available by the depositary to all U.S. holders registered with the depositary, and are also generally available from the U.S. Internal Revenue Service.

The withholding tax refund, if any, ordinarily is paid within 12 months of filing the applicable French Treasury Form, but not before January 15 of the year following the calendar year in which the related dividend is paid.
Tax on sale or other disposition
As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided that all of the following apply to such holder:
•
it is not a French tax resident for French tax purposes; and,

•
it has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives; and,

•
it has not transferred ordinary shares or ADSs as part of redemption by the Company, in which case the proceeds may under certain circumstances be partially or fully characterized as dividends under French domestic law and, as result, be subject to French dividend withholding tax. As an exception, a U.S holder, established, domiciled or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the French General Tax Code other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the French General Tax Code should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds.

In general, under the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty will not be subject to French tax on any capital gain from the redemption (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines), sale or exchange of ADSs unless the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France.
A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the French General Tax Code other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the French General Tax Code) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 26.5% (anticipated to be decreased to 25% in 2022), if such U.S. holder is a legal person, or 12.8%, if such U.S. holder is an individual.
ADSs — U.S. Taxes
Taxation of dividends
U.S. Holders.   For U.S. federal income tax purposes, the gross amount of any distribution paid to U.S. holders (that is, the net distribution received plus any tax withheld therefrom) will be treated as ordinary dividend income to the extent paid or deemed paid out of the current or accumulated earnings and profits of the Company (as determined under U.S. federal income tax principles). Dividends paid by the Company will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual U.S. holder with respect to the ADSs is currently subject to taxation at a maximum rate of 20% if the dividends are “qualified dividends”. Dividends paid on the ADSs will be treated as qualified dividends if (i) the issuer is eligible for the benefits of a comprehensive income tax treaty with the United States that the Internal Revenue Service has approved for the purposes of the qualified dividend rules or the ADSs are readily tradable on an established securities market in the United States and (ii) the issuer was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”). The Treaty has been approved for the purposes of the qualified dividend rules. The Internal Revenue has released guidance saying that stock that is listed on the NASDAQ is considered “readily tradable on an established securities market in the United

States.” Based on the Company’s financial statements and relevant market and shareholder data, the Company believes it was not a PFIC for U.S. federal income tax purposes with respect to its 2020 taxable year. In addition, based on its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not anticipate that it will become a PFIC for its 2021 taxable year. See “Passive Foreign Investment Company Rules”, below. Holders of ADSs should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.
Dividend income received by a U.S. holder with respect to ADSs generally will be treated as foreign source income for foreign tax credit purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Distributions out of earnings and profits with respect to the ADSs generally will be treated as “passive category” income (or, in the case of certain U.S. holders, “general category” income). Subject to certain limitations, French income tax withheld in connection with any distribution with respect to the ADSs may be claimed as a credit against the U.S. federal income tax liability of a U.S. holder if such U.S. holder elects for that year to credit all foreign income taxes. Alternatively, such French withholding tax may be taken as a deduction against taxable income. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in ADSs and may not be allowed in respect of certain arrangements in which a U.S. holder’s expected economic profit is insubstantial. The U.S. federal income tax rules governing the availability and computation of foreign tax credits are complex. U.S. holders should consult their own tax advisers concerning the implications of these rules in light of their particular circumstances.
To the extent that an amount received by a U.S. holder exceeds the allocable share of the Company’s current and accumulated earnings and profits, such excess will be applied first to reduce such U.S. holder’s tax basis in its ADSs and then, to the extent it exceeds the U.S. holder’s tax basis, it will constitute capital gain from a deemed sale or exchange of such ADSs (see “Tax on Sale or Other Disposition” below). Notwithstanding the foregoing, we do not intend to maintain calculations of our earnings and profits as determined for U.S. federal income tax purposes. Consequently, distributions generally will be reported as dividend income for U.S. information reporting purposes.
The amount of any distribution paid in euros will be equal to the U.S. dollar value of the euro amount distributed (included any amount withheld in respect of French taxes), calculated by reference to the exchange rate in effect on the date the dividend is received by a U.S. holder of ADSs regardless of whether the payment is in fact converted into U.S. dollars on such date. U.S. holders should consult their own tax advisers regarding the treatment of foreign currency gain or loss, if any, on any euros received by a U.S. holder that are converted into U.S. dollars on a date subsequent to receipt.
Distributions of ADSs to holders of ADSs with respect to their ADSs that are made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax. However, if a U.S. holder has the option to receive a distribution in ADSs or to receive cash in lieu of such ADSs, the distribution of ADSs will be taxable as if the holder had received an amount equal to the fair market value of the distributed ADSs, and such holder’s tax basis in the distributed ADSs will be equal to such amount.
Non-U.S. Holders.   Dividends paid to a non-U.S. holder generally will not be subject to U.S. income tax unless the dividends are “effectively connected” with the conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that the non-U.S. holder maintains in the United States if that is required by an applicable income tax treaty as a condition for U.S. taxation on a net income basis. In such cases, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder (other than with respect to the Medicare Tax described below). For a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
Tax on sale or other disposition
U.S. Holders.In general, for U.S. federal income tax purposes, a U.S. holder that sells, exchanges or otherwise disposes of its ADSs will recognize capital gain or loss in an amount equal to the U.S. dollar value of the difference between the amount realized for the ADSs and the U.S. holder’s adjusted tax basis

(determined in U.S. dollars and under U.S. federal income tax rules) in the ADSs. Such gain or loss generally will be U.S. source gain or loss, and will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the ADSs exceeds one year at the time of disposition. If the U.S. holder is an individual, any capital gain generally will be subject to U.S. federal income tax at preferential rates (currently a maximum of 20%) if specified minimum holding periods are met. The deductibility of capital losses is subject to significant limitations.
Non-U.S. Holders.   A non-U.S. holder will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of ADSs unless:
•
the gain is “effectively connected” with the conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that the non-U.S. holder maintains in the United States if that is required by an applicable income tax treaty as a condition for U.S. taxation on a net income basis; or

•
in the case of individual, the holder is present in the United States for 183 or more days in the taxable year of such sale, exchange or other disposition and certain other conditions are met.

In the first case, the non-U.S. holder will be taxed in the same manner as a U.S. holder (other than with respect to the Medicare Tax described below). In the second case, the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the amount by which such non-U.S. holder’s U.S.-source capital gains exceed such non-U.S. holder’s U.S.-source capital losses.
For a corporate non-U.S. holder, “effectively connected” gains recognized may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
Medicare tax
Certain U.S. holders who are individuals, estates or trusts are required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on their “net investment income” which would include, among other things, dividends and capital gains from the ADSs.
Passive Foreign Investment Company Rules
Unfavorable U.S. tax rules apply to companies that are considered PFICs. The Company will be classified as a PFIC in a particular taxable year if either (a) 75% or more of its gross income is treated as passive income for purposes of the PFIC rules; or (b) the average percentage of the value of its assets that produce or are held for the production of passive income is at least 50%.
As explained above, based on the Company’s financial statements and relevant market and shareholder data, the Company believes it was not a PFIC with respect to its 2020 taxable year. In addition, based on its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not anticipate that it will become a PFIC for its 2021 taxable year. However, as discussed in our Annual Reports on Form 20-F filed by the Company with respect to certain prior years, the Company believes that it was a PFIC in the past. Moreover, because the PFIC determination is made annually and is dependent upon a number of factors, some of which are beyond the Company’s control (including whether the Company continues to earn substantial amounts of operating income as well as the market composition and value of the Company’s assets), there can be no assurance that the Company will not become a PFIC in future years.
U.S. holders that hold ADSs at any time during years when the Company is a PFIC and do not make certain U.S. tax elections (a “mark-to-market election” or a “QEF election”) will be subject to adverse tax treatment. For instance, such holders will be subject to a special tax at ordinary income tax rates on certain dividends that the Company pays and on gains realized on the sale of ADSs (“excess distributions”) in all subsequent years, even though the Company ceased to qualify as a PFIC. The amount of this tax will be increased by an interest charge to compensate for tax deferral, calculated as if the excess distributions had been earned ratably over the period the U.S. holder held its ADSs. It may be possible, in certain circumstances, for a holder to avoid the application of the PFIC rules by making a “deemed sale” election for its taxable year that includes the last day of the Company’s last taxable year during which it qualified as a PFIC. The PFIC rules are extremely complex, and holders should consult their own tax advisers regarding the possible application of the PFIC rules to their ADSs and the desirability and availability of the above elections.
Information with Respect to Foreign Financial Assets
U.S. holders that are individuals (and, to the extent provided in regulations, certain entities) that own “specified foreign financial assets,” including possibly the ADSs, with an aggregate value in excess of $50,000 are generally required to file IRS Form 8938 with information regarding such assets. Depending on the circumstances, higher threshold amounts may apply. Specified foreign financial assets include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in non-U.S. entities. If a U.S. holder is subject to this information reporting regime, the failure to timely file IRS Form 8938 may subject the U.S. holder to penalties. In addition to these requirements, U.S. holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. Prospective investors are encouraged to consult their own tax advisors with respect to these and other reporting requirements that may apply to their acquisition of the ADSs.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply to distributions made on our ADSs within the United States to a non-corporate U.S. holder and to the proceeds from the sale, exchange, redemption or other disposition of ADSs by a non-corporate U.S. holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.
In addition, U.S. holders may be subject to backup withholding with respect to dividends on and proceeds from the sale, exchange or other disposition of the ADSs. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, ADSs within the United States to a U.S. holder (other than U.S. holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. U.S. holders are advised to consult with their own tax advisors regarding the application of the United States information reporting rules to their particular circumstances.
A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing a properly completed and duly executed certification of its non-U.S. status to the payor, under penalties of perjury, on IRS Form W-8BEN, W-8BEN-E or other appropriate W-8, as applicable. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.
The discussion above is a general summary. It does not cover all tax matters that may be important to you. You should consult your tax advisors regarding the application of the U.S. federal tax rules to your particular circumstances, as well as the state, local, non-U.S. and other tax consequences to you of the purchase, ownership and disposition of the ADSs.

UNDERWRITING
We are offering the ADSs described in this prospectus supplement through Piper Sandler & Co. We have entered into an underwriting agreement with Piper Sandler & Co. as Representative of the several underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus the number of ADSs listed opposite its name below.
Underwriter	Number of ADSs
Piper Sandler & Co.	3,320,000
B. Riley Securities, Inc.	415,000
Lake Street Capital Markets, LLC	415,000
Total	4,150,000
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Discounts, Commissions and Expenses
The underwriters have advised us that they propose to offer the ADSs to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriters propose to offer the ADSs to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.2430 per ADS. After the offering, if all of the ADSs are not sold at the public offering price, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.
The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters in connection with this offering:
	Per ADS	Total
Public offering price	$6.75	$28,012,500
Underwriting discounts and commissions	$0.405	$1,680,750
Proceeds, before expenses, to us	$6.345	$26,331,750
We estimate that the total fees and expenses payable by us, excluding underwriting discount, will be approximately $0.7 million. We have agreed to reimburse the underwriters up to $125,000 for certain expenses incurred by them in connection with the offering.
Indemnification of Underwriters
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
No Sales of Similar Securities
We have agreed that, subject to specified limited exceptions, for a period of 90 days from the date of this prospectus supplement (the “Lockup Period”), we will not, without the prior written consent of Piper

Sandler & Co., (A) offer, sell, contract to sell, pledge, grant any option to subscribe for or purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs offered hereby, including but not limited to any options or warrants to purchase ADSs, ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs, ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs, ordinary shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ADSs, ordinary shares or such other securities, in cash or otherwise, other than (i) the shares in the form of ADSs to be sold hereunder, (ii) the issuance of any ADSs or ordinary shares upon the exercise of options or vesting of awards granted under employee benefit plans described in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein), (iii) the grant by us of awards under our employee benefits plans or other employee grants described in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein), and (iv) the filing by us of a registration statement on Form S-8 (or equivalent forms) in connection with an employee benefits plan.
Additionally, our executive officers and directors have agreed that, subject to certain exceptions, without the prior written consent of Piper Sandler & Co. for a period of 90 days from the date of this prospectus supplement, they will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ADSs, ordinary shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ADSs (including without limitation, ADSs, ordinary shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the holder’s securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any ADSs, ordinary shares or any security convertible into or exercisable or exchangeable for ADSs; or (4) publicly disclose the intention to do any of the foregoing.
The restrictions described in the immediately preceding paragraph contained in the lock-up agreements with our directors and executive officers are subject to specified exceptions, including:
(i)
transfers as a bona fide gift or gifts;

(ii)
transfers to an immediate family member of the holder or to any trust or other entity established for the direct or indirect benefit of the holder or the immediate family of the holder;

(iii)
if the holder is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of ADSs, ordinary shares or any security convertible into or exercisable for ADSs to limited partners, limited liability company members, stockholders or other equity holders of the holder;

(iv)
if the holder is a trust, transfers to the beneficiary of such trust;

(v)
transfers by testate succession or intestate succession;

(vi)
transfers required by operation of law, including pursuant to a qualified domestic relations order, or in connection with a divorce settlement or other order of a court or administrative or regulatory agency;

(vii)
transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing clauses (i) through (vi) above; or

(viii)
transfers pursuant to the underwriting agreement,

provided, in the case of clauses (i)-(v) and (vii) above, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the underwriters to be bound by the terms of the lock-up agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer.
Piper Sandler & Co., in its sole discretion, may release the ADSs, ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.
Listing
Our ADSs are listed on Nasdaq Stock Market LLC under the symbol “EDAP”.
Price Stabilization, Short Positions and Penalty Bids
To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ADSs during and after the offering. Specifically, the underwriters may create a short position in the ADSs for their own account by selling more ADSs than we have sold to them. Short sales involve the sale by the underwriters of a greater number of ADSs than the underwriters are required to purchase in the offering. The underwriters may close out any short position by purchasing ADSs in the open market.
In addition, the underwriters may stabilize or maintain the price of the ADSs by bidding for or purchasing ADSs in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if ADSs previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the ADSs at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the ADSs to the extent that it discourages resales of the ADSs. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Stock Exchange or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our ADSs. Passive market making consists of displaying bids on The Nasdaq Stock Exchange limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the ADSs at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.
Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area
In relation to each member state of the European Economic Area (each a “Relevant State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Regulation (EU) 2017/1129 dated 14 June 2017, as amended (the “Prospectus Regulation”), except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ADSs shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ADSs being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs.
We have not authorized and do not authorize the making of any offer of ADSs through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ADSs in this document. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of the ADSs on behalf of us or the underwriters.
Notice to prospective investors in the United Kingdom
In relation to the United Kingdom, no ADSs have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of ADSs may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

•
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of ADSs shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of ADSs through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ADSs as contemplated in this prospectus. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of the ADSs on behalf of us or the underwriters.
This prospectus supplement is for distribution only to persons who are qualified investors (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any ADSs may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the ADSs may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the ADSs in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Australia
Neither this prospectus supplement nor the accompanying prospectus is a prospectus, product disclosure document or other disclosure document for the purposes of the Australian Corporations Act 2001 (Cth) (“Corporations Act”) and they do not purport to include the information required for a prospectus, product disclosure document or disclosure document under the Corporations Act and they have not been and will not be lodged with the Australian Securities & Investments Commission. Accordingly, this prospectus supplement and accompanying prospectus is directed only to the categories of exempt persons set out below and no offer or invitation in relation to the issue, sale or purchase of ADSs under this prospectus supplement has been or will be made to any person who is unable to provide the representations and warranties set out below. To the extent that you are unable to provide the representations and warranties set out below, any offer or invitation made to you under this document is void and incapable of acceptance.
If you receive this prospectus supplement in Australia and apply for ADSs, then you represent and warrant to us as follows:
(a)
you are a person or entity who is either:

(i)
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and you have provided a certificate to us which complies with the requirements of section 708(8)(c) of the Corporations Act and related regulations before the offer has been made; or

(iii)
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act; and

(b)
you will not offer any of the ADSs issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those ADSs being issued to you unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act or otherwise. Any person acquiring ADSs must observe such Australian on-sale restrictions.

This document contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this document is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Germany
Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the ADSs of our ADSs. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the ADSs of our ADSs otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Hong Kong
The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Israel
In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase ADSs under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our ADSs to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered ADSs, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued ADSs; (iv) that the ADSs that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of ADSs, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the ADSs are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(b)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire ADS capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(c)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland
The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the ADSs.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The ADSs may not be offered to the public in the UAE and/or any of the free zones.
The ADSs may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1.
the transaction does not require a prospectus to be submitted for approval to the AMF;

2.
persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our ADSs for their own account and undertake not to transfer, directly or indirectly, our ADSs to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS
The validity of the ordinary shares, which will be represented by the ADSs offered hereby, and certain other matters of French law will be passed upon for us by Jones Day, Paris. Certain matters of U.S. federal law and New York State law will be passed upon for us by Jones Day, New York. Legal counsel to the underwriters in connection with the offering is Davis Polk & Wardwell LLP.

EXPERTS
The consolidated financial statements of EDAP TMS S.A. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated in this prospectus supplement by reference from our Annual Report on Form 20-F for the year ended December 31, 2020 in reliance upon the reports of KPMG Audit, a department of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report by KPMG Audit, a department of KPMG S.A., dated April 7, 2021, on the consolidated financial statements, refers to the change in EDAP TMS S.A.’s method of accounting for leases in 2019, due to the adoption of ASU No. 2016-02 Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We file annual reports and special reports and other information with the SEC. However, as a foreign private issuer, we and our shareholders are exempt from some SEC reporting requirements, including proxy solicitation rules, short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.
You may request a copy of this prospectus or of any of the documents incorporated by reference herein at no cost to you by writing or telephoning us at our principal executive offices, located at 4/6, rue du Dauphiné, Parc d’Activités la Poudrette-Lamartine, 69120 Vaulx-en-Velin, France, +33 (0) 4 72 15 31 50, attention: Blandine Confort.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus supplement the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement the documents listed below:
This prospectus supplement incorporates by reference the following documents that we previously have filed with the SEC and any additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement, except to the extent that any information contained in such filings are deemed “furnished” in accordance with SEC rules:
•
Our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 7, 2021 (SEC File No. 000-29374).

•
Any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed. Any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of this prospectus supplement and prior to termination of the offering covered by this prospectus supplement and all subsequent annual reports on Form 20-F filed after the date of this prospectus supplement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into this prospectus supplement, shall be considered to be incorporated into this prospectus supplement by reference and shall be considered a part of this prospectus supplement from the date of filing or submission of such documents.

Information in this prospectus supplement and the accompanying prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus supplement and the accompanying prospectus. Other information in this prospectus supplement and the accompanying prospectus will not be affected by the replacement of this superseded information, nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.
We maintain a website, at www.edap-tms.com, which is not intended to be an active link. Such information is not incorporated by reference into this prospectus supplement and the accompanying prospectus.
We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any applicable free writing prospectus authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. You should not assume that the information in this prospectus supplement, the prospectus or any applicable free writing prospectus is accurate as of any date other than the date on the front of the relevant documents. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS
EDAP TMS S.A.
US$ 125,000,000
ORDINARY SHARES
PREFERRED SHARES
WARRANTS
From time to time in one or more offerings, we may offer and sell up to an aggregate offering price of $125,000,000 of the securities described in this prospectus, either individually or in any combination at prices and on terms to be determined at the time of such offerings.
This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectus may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.
Our ordinary shares, represented by American Depositary Shares, or ADSs, are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “EDAP”. On April 6, 2021, the last reported sale price for our ADSs on Nasdaq was $9.54 per share.
The applicable prospectus supplement will contain information, where applicable, as to any listing of the securities covered by such prospectus supplement.
We may offer and sell these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or applicable free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or applicable free writing prospectus.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4 and any supplemental risk factors contained in any prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider in evaluating such investment.
Owning our securities may subject you to tax consequences both in France and in the United States. You should carefully read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be limited. See “Enforcement of Civil Liabilities.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospectus dated April 16, 2021

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Unless the context otherwise requires, references herein to “we,” “us,” “our” or “group” are to EDAP TMS S.A. and its consolidated subsidiaries and references herein to the “Company,” “EDAP” or “EDAP TMS” are to EDAP TMS S.A.
We prepare our consolidated financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”). In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Monetary Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America. Solely for the convenience of the reader, this prospectus contains translations of certain euro amounts into dollars at specified rates. These translations should not be construed as representations that the euro amounts actually represent such dollar amounts or could be converted into dollars at those rates.

ABOUT THIS PROSPECTUS
This prospectus relates to the offer and sale of up to an aggregate offering price of US$ 125,000,000 of our ordinary shares, including ordinary shares represented by ADSs, preferred shares or warrants, either individually or in any combination.
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also add, update or change any of the information contained in this prospectus in a prospectus supplement, an applicable free writing prospectus or in documents we incorporate by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement or applicable free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified, supplemental or superseded by those made in a prospectus supplement or in the applicable free writing prospectus.
You should carefully read this prospectus, any prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Where You Can Find More Information About Us,” “Documents Incorporated By Reference” and “Risk Factors” before you invest in our securities.

EDAP TMS
Our Company
We develop and market robotic High Intensity Focused Ultrasound, or HIFU, devices, advanced choices for the treatment of localized prostate cancer. HIFU treatment is shown to be a minimally invasive and effective treatment option for localized prostate cancer (T1-T2) with a low occurrence of side effects. Our HIFU devices are also used for patients who failed a radiotherapy treatment. In addition, we are developing a HIFU platform for the treatment of various types of tumors including rectal endometriosis, liver and pancreatic cancer, but also breast and gynecological tumors. We also produce and commercialize medical equipment for the treatment of urinary tract stones using Extracorporeal ShockWave Lithotripsy, or ESWL, and distribute other types of urology devices in certain countries.
Our legal name is EDAP TMS S.A. and our commercial name is EDAP TMS. Our principal executive offices are located at Parc d’Activités la Poudrette-Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.edap-tms.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities to which such prospectus supplement relates. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference into the prospectus supplement or this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 3, “Key Information — Risk Factors,” in our most recent Annual Report on Form 20-F, which is incorporated herein by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future which will be incorporated by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in this registration statement.
In addition, we file annual reports and special reports and other information with the SEC in accordance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, as a foreign private issuer, we and our shareholders are exempt from some SEC reporting requirements, including proxy solicitation rules, short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link.
You may request a copy of this prospectus or of any of the documents incorporated by reference herein at no cost to you by writing or telephoning us at our principal executive offices, located at 4/6, rue du Dauphiné, Parc d’Activités la Poudrette-Lamartine, 69120 Vaulx-en-Velin, France, +33 (0) 4 72 15 31 50, attention: Blandine Confort.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below:
•
Our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 7, 2021 (SEC File No. 000-29374).

•
Any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in this prospectus will not be affected by the replacement of this superseded information, nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.
We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus or any applicable accompanying prospectus supplement or free writing prospectus authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. You should not assume that the information in this prospectus, any prospectus supplement or any applicable free writing prospectus is accurate as of any date other than the date on the front of the relevant documents. Our business, financial condition, results of operations and prospects may have changed since such date.

FORWARD-LOOKING STATEMENTS
The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus.
All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe,” “plan,” “intend,” “should,” “estimate,” “expect” and “anticipate” or their negative or similar expressions, which reflect our views about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.
Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:
•
risks associated with the current uncertain worldwide economic, political and financial environment, in particular with respect to the COVID-19 pandemic and its related impact on our business operations;

•
the success of our HIFU technology;

•
the uncertainty of market acceptance for our HIFU devices;

•
the clinical and regulatory status of our devices in various geographical territories;

•
the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;

•
the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;

•
effects of intense competition in the markets in which we operate;

•
the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;

•
the market potential for our HIFU devices;

•
dependence on our strategic suppliers and distribution partners;

•
difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;

•
any event or other occurrence that would interrupt operations at our primary production facility;

•
reliance on patents, licenses and key proprietary technologies;

•
cybersecurity risks and incidents;

•
product liability risk;

•
risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;

•
fluctuations in results of operations due to the cyclical nature of demand for medical devices;

•
risks relating to ownership of our securities; and

•
risks relating to securities litigations involving class actions.

You should also consider the information contained in “Risk Factors” in this prospectus, the risk factors included in any applicable prospectus supplement, and the risk factors set forth in Part I, Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2020 incorporated by reference into this prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our reports on Form 6-K to the extent they are incorporated by reference herein).
Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital. Accordingly, we will have significant discretion in the use of any net proceeds. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth short-term borrowings, current portion of long-term debt and our capitalization as of December 31, 2020. This table should be read in conjunction with our financial statements and the related notes thereto as well as the sections titled “Selected Financial and Other Data” and “Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, which are incorporated by reference into this prospectus.
	December 31, 2020
	€	$(1)
	Actual
	(in thousands)
Short-term borrowings	2,638	3,093
Current obligations under finance leases	344	403
Current portion of operating lease obligations	802	941
Current portion of long-term debt	4,532	5,314
Obligations under finance leases, non-current	555	650
Operating lease obligations, non-current	1,099	1,288
Conditional government advances	1,097	1,286
Long-term debt net of current portion of long-term debt	1,143	1,340
Shareholders’ equity:
Share capital	3,830	4,490
Additional paid-in capital	66,548	78,028
Retained earnings	(40,139)	(47,062)
Cumulative other comprehensive (loss)	(3,064)	(3,592)
Treasury stock	(928)	(1,088)
Total shareholders’ equity	26,248	30,775
Total capitalization	30,141	35,340

(1)
Dollar amounts have been translated solely for the convenience of the reader at an exchange rate of €1.00 = $1.1725, the European Central Bank euro reference exchange rate on March 31, 2021.

DESCRIPTION OF SHARE CAPITAL
Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.
Issued capital
Share capital structure
Information on our share capital is provided in “Item 10. — Additional Information” in our Annual Report on Form 20-F for the year ended December 31, 2020, incorporated by reference into this prospectus.
Number of shares issued
As of March 30, 2021, our share capital consisted of 29,488,564 issued ordinary shares, fully paid, and with a par value of €0.13 each, 29,196,136 of which were outstanding. We have no preferred shares outstanding.
Our ordinary shares have not been pledged as collateral in any way.
Capital authorized and not issued
The Shareholders’ Meeting of EDAP TMS S.A. held on June 30, 2020, or the 2020 Shareholders’ Meeting, authorized the Board of Directors to increase the share capital of EDAP TMS S.A., through the issuance of shares or other securities, for a maximum total nominal amount of €1,300,000, corresponding to 10,000,000 new ordinary shares.
The Company’s by-laws contemplate the issuance of preferred shares but they do not currently specify specific characteristics or rights attached to any specific category of preferred shares, which would be determined by the Extraordinary General Meeting convened for such purpose.
The following table shows all the current authorizations granted by the 2020 Shareholders’ Meeting to the Board of Directors in respect of capital increases, and the usage made of these powers through March 30, 2021.
NATURE OF AUTHORIZED OPERATION	Validity period since June 30, 2020	Maximum amount of capital increase (par value) (in euros)	Use of delegation since June 30, 2020	Balance
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, in favor of a first category of persons who meet certain specified characteristics	18 months	1,300,000	No	1,300,000
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, in favor of a second category of persons who meet certain specified characteristics	18 months	1,300,000	No	1,300,000

NATURE OF AUTHORIZED OPERATION	Validity period since June 30, 2020	Maximum amount of capital increase (par value) (in euros)	Use of delegation since June 30, 2020	Balance
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, in favor of the following category: directors and officers of the Company held at the office the date of issue of the shares or the securities and the individuals tied to the Company by an employment contract the date of the issue of the shares or the securities	18 months	1,300,000	No	1,300,000
In addition, the Shareholders’ Meeting of EDAP TMS S.A. held on June 28, 2019, or the 2019 Shareholders’ Meeting, authorized the Board of Directors to increase the share capital of EDAP TMS S.A., through the issuance of shares or other securities, for a maximum total nominal amount of €1,300,000, corresponding to 10,000,000 new ordinary shares.
The following table shows all the current authorizations granted by the 2019 Shareholders’ Meeting to the Board of Directors in respect of capital increases, and the usage made of these powers through March 30, 2021.
NATURE OF AUTHORIZED OPERATION	Validity period since June 28, 2019	Maximum amount of capital increase (par value) (in euros)	Use of delegation since June 28, 2019	Balance
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital or giving rights to debt securities issued by the Company, with preferential subscription rights for shareholders;	26 months	1,300,000	No	1,300,000
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital or giving rights to debt securities issued by the Company, with cancellation of shareholders’ preferential subscription rights, by means of a public offering	26 months	1,300,000	No	1,300,000
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights as part of an offer in favor of qualified investors or a limited circle of investors as mentioned in II of article L. 411-2 of the French Monetary and Financial Code	26 months	1,300,000	No	1,300,000
In addition, the 2019 Shareholders Meeting authorized the Board of Directors to increase the share capital of EDAP TMS S.A., through the grant of stock options to subscribe shares for a maximum total nominal amount of €130,000, corresponding to 1,000,000 new ordinary shares with a nominal value of €0.13 each.

NATURE OF AUTHORIZED OPERATION	Validity period since June 28, 2019	Maximum amount of capital increase (par value) (in euros)	Use of delegation since June 28, 2019	Balance
Delegation of authority to the Board of Directors to grant options to subscribe for shares of the Company pursuant to the provisions of articles L.225-177 et seq. of the French Commercial Code	38 months	130,000	No	130,000
Grant of other instruments
In addition, the 2019 Shareholders Meeting authorized the Board of Directors to grant options to purchase ordinary shares for a maximum of 358,528 shares with a nominal value of €0.13 each.
NATURE OF AUTHORIZED OPERATION	Validity period since June 28, 2019	Maximum amount of ordinary shares	Use of delegation since June 28, 2019	Balance
Delegation of authority to the Board of Directors to grant options to purchase shares of the Company pursuant to the provisions of articles L. 225-177 et seq. of the French Commercial Code	38 months	358,528	No	292,428
Reconciliation of the number of ordinary shares outstanding on the opening date of fiscal year 2020 and on March 30, 2021:
Number of outstanding ordinary shares as of the opening date of the fiscal year 2020	29,165,316
Issuance of shares upon exercise of stock-options Jan 1 to Mar 30, 2021	30,820
Number of outstanding ordinary shares as of March 30, 2021	29,196,136
Treasury shares held by the issuer
As of March 30, 2021, all 292,428 shares held as treasury stock consisted of (i) 112,138 ordinary shares acquired between August and December 1998 and (ii) 180,290 shares acquired in June and July 2001 for a total of €928 thousand. All shares of treasury stock have been acquired to cover stock purchase options.
Information concerning the terms governing any right of acquisition and/or any obligation attached to the capital subscribed, but not issued, or any undertaking to increase the capital
None
Information on the capital of any member of the Group subject to an option or a conditional or unconditional agreement to place it under option
None
Description of outstanding preferred shares
None

History of the share capital
The table below shows the evolution of EDAP TMS S.A. share capital over the last three fiscal years through March 30, 2021.
Date	Operation	Number of shares issued	Par value (€0.13 nominal value / share issued)	Nominal value of shares issued (in €)	Premium (in €)	Value of share increase capital (in €)	Cumulative number of shares outstanding
Jan 1 to Dec 31, 2018	Issuance of shares upon exercise of stock-options	0	€0.13	€0	€0	€0	28,997,866
Jan 1 to Dec 31, 2019	Issuance of shares upon exercise of stock-options	65,600	€0.13	€8,528.00	€115,556.00	€124,084.00	28,997,866
Jan 1 to Dec 31, 2020	Issuance of shares upon exercise of stock-options	23,750	€0.13	€3,087.50	€57,175.00	€60,262.50	29,141,566
Jan 1 to March 30, 2021	Issuance of shares upon exercise of stock-options	30,820	€0.13	€4,006.60	€83,028.20	€87,034.80	29,196,136
Description of outstanding Warrants
None

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Our ordinary shares are traded on The Nasdaq Global Market of The Nasdaq Stock Market, Inc. represented by ADSs delivered by The Bank of New York Mellon (the “depositary”) pursuant to the deposit agreement (the “deposit agreement”) dated as of July 31, 1997, as amended and restated as of April 7, 2008, among our company, The Bank of New York Mellon, as depositary, and all owners and beneficial owners from time to time of ADSs issued thereunder. Ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of preferred shares or exercise of warrants, may be represented by ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Paris office of Société Générale (the “custodian”), as custodian for the depositary under the deposit agreement. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs the rights of holders of our ordinary shares. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.
We refer to the shares that are at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement as “Deposited Securities”.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where you can find more information about us.”
Deposit, Transfer and Withdrawal
French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. See Item 10, “Additional Information — Memorandum and Articles of Association — Form and Holding of Shares (French law)” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference into this prospectus. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.
The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon notice from the custodian of deposit of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.
Upon surrender of ADSs at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the deposit agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the deposit agreement, the Company’s articles of association and the Deposited Securities, the ADS holder is entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property (other than rights) and documents of title for such delivery will be at the request, risk and expense of the ADS holder.
Dividends, Other Distributions and Rights
Subject to any restrictions imposed by applicable law, regulations or applicable permits, the depositary will be required to convert or cause to be converted into U.S. dollars, to the extent it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, within one business day or as promptly as practicable, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, or foreign currency, including euros, that it receives in respect of the Deposited Securities and to distribute the resulting dollar amount (net of fees and expenses of the Depositary) as promptly as practicable to the owners of the ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any ADSs or otherwise. The amount distributed will be reduced by any amount on account of taxes to be withheld by us or the depositary.
If any foreign currency cannot be converted to U.S. dollars in whole or in part, and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary cannot be promptly obtained, the depositary shall, as to the portion of the foreign currency that is convertible, make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and as to the non-convertible balance, distribute foreign currency received by it to each owner requesting in writing such distribution and hold the balance of such foreign currency not so distributed uninvested for the respective accounts of the owners of ADRs entitled thereto, without liability for the interest thereon.
If we declare a dividend in, or free distribution of, our shares, the depositary may, upon prior consultation with and approval of us, and shall if we so request, distribute to the owners, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, an aggregate number of ADSs that represents the amount of shares received as such dividend or free distribution in respect of such Deposited Securities, subject to the terms and conditions of the deposit agreement with respect to the deposit of our shares and the issuance of ADSs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such the Securities Act. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. Each ADS shall thenceforth also represent the additional shares distributed upon the Deposited Securities represented thereby.
If we offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional shares or any rights of any other nature, the depositary, after consultation with us, will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, or if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines that it is lawful and feasible to make such rights available to all owners or to certain owners of ADSs but not to other owners, the depositary may, and at our request will, distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate.

If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owner to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary as provided in the deposit agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the deposit agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADSs, or otherwise. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular. See Item 3, “— Risk Factors — Risks Relating to Ownership of Securities — Preferential subscription rights may not be available for U.S. persons” in our Annual Report on Form 20-F for the year ended December 31, 2020.
In circumstances in which rights would not otherwise be distributed, if an owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.
If the depositary has distributed warrants or other instruments for rights, upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of our shares to be received upon exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the shares so purchased to be deposited, and will deliver the ADSs to such owner pursuant to the deposit agreement.
The depositary will not offer rights to owners of ADSs unless both the rights and the securities to which such rights relate are either exempt from or not subject to registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement for any purpose. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.
Whenever the depositary shall receive any distribution other than cash, our shares or rights in respect of the Deposited Securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to the respective holdings of the owners, in any manner that the depositary, after consultation with us, may reasonably deem equitable and practicable for accomplishing such distribution. If, in the opinion of the depositary, such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not feasible, the depositary may, after consultation with us, adopt such method as we may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, with the net proceeds of any such sale (net of the fees of the depositary) to be distributed by the depositary to the owners of ADSs entitled thereto as in the case of a distribution received in cash.
Whenever the depositary receives notice from us that we have declared a dividend or other distribution payable in our shares or cash at the election of each holder of our shares, or as otherwise payable if no such election is made pursuant to the terms of the relevant distribution, the depositary will mail a notice to the owners of the ADSs informing them of the distribution and stating that owners of ADSs will be entitled, subject to any applicable provisions of French law, our articles of association or the relevant terms of such distribution, to instruct the depositary as to the form in which such owner elects to receive the distribution. Upon a timely written request from an owner, the depositary will endeavor, insofar as practicable, to make the requested election and distribute cash or shares, as the case may be, to such owners in accordance with the terms of the deposit Agreement. If the depositary does not receive timely instructions from any owner of ADSs as to such owner’s election, the depositary will not make any election with respect to the shares represented by such owner’s ADSs and will distribute the shares or cash it receives, if any, in respect of such shares to the relevant owner.
If the depositary determines that any distribution of property other than cash (including our shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners of ADSs entitled thereto in proportion to the number of ADSs held by them, respectively.
Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities that shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, with our approval and will if we so request, execute and deliver additional ADSs as in the case of a distribution in shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.
Record Dates
Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the Shares or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the deposit agreement or (iii) to facilitate any other matter for which the record date was set.
Voting of Deposited Securities
The procedures described herein must be followed in order for owners of ADSs to give voting instructions in respect of the underlying shares.
We will use reasonable efforts to request that the depositary notify owners of ADSs of upcoming votes and ask for voting instructions from such owners. Upon receipt by the depositary of notice of any meeting of holders of shares or other Deposited Securities, the depositary shall, at our request, mail to the owners of the ADRs (i) a copy or summary in English of the notice of such meeting sent by us, (ii) a statement that such owner as of the close of business on a record date established by the depositary pursuant to the deposit agreement will be entitled, subject to any applicable provisions of French law, our articles of association and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the depositary with regard to the exercise of the voting rights, if any, pertaining to the shares or other Deposited Securities represented by such owner’s ADSs, (iii) copies or summaries in English of any materials or other documents provided by us for the purpose of enabling such owners to give instructions for the exercise of such voting rights, and (iv) a voting instruction card setting forth the date established by the depositary for the receipt of such voting instruction card, or the Receipt Date. The voting instruction card shall include an express indication that such instructions may be given or deemed given (as explained below) (a) if no voting instruction card is received by the depository on or before the Receipt Date, (b) if the depositary receives an improperly completed or blank voting instruction card or (c) if the voting instructions included in the voting instruction card are illegible or unclear. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares. For a discussion of certain requirements relating to an ADR holder’s right to vote, see Item 10 “Additional Information — Memorandum and Articles of Association — Attendance and Voting at Shareholders’ Meetings (French law)” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference into this prospectus.
Upon receipt by the depositary from an owner of ADSs of a properly completed voting instruction card on or before the Receipt Date, the depositary will either, in its discretion (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card or (ii) forward such instructions to the custodian and the custodian will use its reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card. If no voting instruction card is received by the depositary from an owner with respect to any of the shares represented by such owner’s ADSs on or before the receipt date, or if the voting instruction card is improperly completed or blank, or if the voting instructions included in the voting instruction card are illegible or unclear, such owner shall be deemed to have instructed the depositary to vote such shares and the depositary shall vote such shares in favor of any resolution proposed or approved by our Board of Directors and against any resolution not so proposed or approved.
We and the depositary may modify or amend the above voting procedures or adopt additional voting procedures from time to time as we and the depositary determine may be necessary or appropriate to comply with French or United States law or our articles of association. There can be no assurance that such modifications, amendments or additional voting procedures will not limit the practical ability of owners and beneficial owners of ADSs to give voting instructions in respect of the shares represented by ADSs or will not include restrictions on the ability of owners and beneficial owners of ADSs to sell ADSs during a specified period of time prior to a shareholders’ meeting.
Reports and Other Communications
The depositary will make available for inspection by owners of ADSs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from us, which are both (a) received by the depositary, the custodian or a nominee of either as the holder or the Deposited Securities and (b) transmitted to the holders of our shares or other Deposited Securities by us. The depositary will also, at our request, send to the owners copies of such reports, notices and communications when furnished by us pursuant to the deposit agreement, including English-language versions, as applicable, of any such reports, notices and communications.
Amendment and Termination of the Deposit Agreement
The form of ADSs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which we and the depositary may deem necessary or desirable without the consent of the owners of ADSs. However, any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of ADS owners, will not take effect as to outstanding ADSs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding ADSs. Every owner of an ADS at the time any such amendment so becomes effective, will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any owner of an ADS to surrender such ADS and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADSs then outstanding 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADSs then outstanding, if any time 60 days having expired after the depositary will have delivered to us written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADSs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting the fees of the depositary and other expenses set forth in the deposit agreement). At any time after the expiration of one year from the date of termination, the depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not theretofore surrendered their ADSs, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds. After making such a sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting the fees of the depositary and other expenses set forth in the deposit agreement and any applicable taxes or other governmental charges).
Charges of Depositary
The depositary will charge any party depositing or withdrawing shares or any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or Deposited Securities or a distribution of ADSs pursuant to the deposit agreement) where applicable; (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on the share register of the Company (or any appointed agent of the Company for transfers and registration of shares) and applicable to transfers of shares to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmissions expenses as are expressly provided in the deposit agreement; (4) such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement; (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the delivery and for the surrender of ADSs pursuant to the deposit agreement; (6) a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution pursuant to the deposit agreement; and (7) a fee for the distribution of securities other than shares under the deposit agreement, such fee being in an amount equal to the fee for the delivery referred to above which would have been charged as a result of the deposit of such securities and (treating all such securities as if they were shares) if they had not been instead distributed by the depositary to owners of the ADSs.
The depositary, pursuant to the deposit agreement, may own and deal in any class of our securities and in ADSs.
Liability of Owner for Taxes
If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.
Transfer of American Depositary Shares
The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books (when other than in the ordinary course of business in consultation with us to the extent practicable) at any time, or from time to time, when deemed expedient by it in connection with the performance of its duties or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, depositary, custodian or Registrar may require payment from the owner of the ADS or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADSs.
The depositary may refuse to effect the transfer of the ADSs, to register the transfer of any ADS or to make any distribution on, or related to, shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADSs and surrender of ADSs generally may be suspended or refused during any period when the transfer books of the depositary, the Company and the Registrar are closed or if any such action is deemed necessary or advisable by the depositary or the Company, at any time or from time to time subject to the provisions of the deposit agreement. Notwithstanding anything in the deposit agreement to the contrary, the surrender of outstanding ADSs and the withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as such form may be amended from time to time) under the Securities Act, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the depositary or the Company or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or the withdrawal of the Deposited Securities. See “— Voting of Deposited Securities” with respect to additional transfer restrictions.
Acquisitions of ADSs
Pursuant to the terms of the deposit agreement, all notifications and approvals required pursuant to our articles of association or under French law in connection with the acquisition of shares are applicable in all respects.
General
Neither the depositary nor we, nor our respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) will be liable to any owner or beneficial owner of ADSs if by reason of any provision of any present or future law or regulation of the United States, France or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of our articles of association, or by reason of any act of God or war or other circumstance beyond its or our control, the depositary or us or any of its or our directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the Deposited Securities it is provided will be done or performed; nor will we or the depositary incur any liability to any owner or beneficial owner of ADSs by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or our articles of association.
We and the depositary assume no obligation, nor shall either we or the depositary be subject to any liability under the deposit agreement, except that each agrees to perform their respective obligations specifically set forth therein without negligence or bad faith.
The depositary will keep books at its Corporate Trust Office in The City of New York for the registration of transfers of ADSs, which at all reasonable times will be open for inspection by the owners of ADSs, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.
The depositary may appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the depositary.
Governing Law
The deposit agreement and the ADSs are governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
•
the title and nominal value of the preferred shares;

•
the number of preferred shares we are offering;

•
the liquidation preference per share;

•
the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•
whether preferential subscription rights will be issued to existing shareholders;

•
the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends, provided that certain conditions of French law, which are described below, are met;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•
the procedures for any auction and remarketing, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred shares on any securities exchange or market;

•
whether the preferred shares will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including ordinary shares represented by ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred shares;

•
preemption rights, if any;

•
other restrictions on transfer, sale or assignment, if any;

•
whether interests in the preferred shares will be represented by American Depositary preferred shares;

•
a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;

•
any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the Board of Directors; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the Board of Directors to decide the issuance and vote to modify the by-laws in order to include the characteristics and particular rights of the preferred shares.

The extraordinary general meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.
Under French law, any payment of dividends to the holders of preferred shares is subject to the following: (i) our net earnings (“bénéfice distribuable”) must be sufficient and available for distribution as indicated in the certified unconsolidated financial statements, and (ii) the vote by the annual shareholders meeting of a resolution approving such distribution of dividends to the holders of preferred shares.
When we issue preferred shares under this prospectus, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
Warrants may be offered separately or together with ordinary shares or preferred shares. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more purchasers of such warrants or with banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent, if any, will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary or preferred shares are offered, the description will include, where applicable:
•
the designation and aggregate number of warrants offered;

•
the price at which the warrants will be offered;

•
the currency or currency unit in which the warrants are denominated;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the number of ordinary or preferred shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or preferred shares may be purchased upon exercise of each warrant;

•
the date or dates, if any, on or after which the warrants and the related ordinary or preferred shares will be transferable separately;

•
the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•
whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•
any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
•
block transactions (which may involve crosses) and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be paid in cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

EXPENSES
The following are the estimated expenses to be incurred in connection with the distribution of the securities registered under this registration statement, which will be paid by us. All amounts shown are estimates except the SEC registration fee.
Legal fees and expenses		*
Accounting fees and expenses		*
ADR conversion fees		*
SEC registration fee	US$	13,637.50
Miscellaneous		*
Total	US$	*

*
The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a société anonyme, or limited liability corporation, organized under the laws of the Republic of France. The majority of our directors and executive officers reside in the Republic of France. In addition, a substantial portion of our assets is located outside of the United States. As a result, it may be difficult for investors:
•
to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from French citizen or any individual being resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•
to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce in U.S. courts against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirement concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (i) the judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter, (ii) the judgment does not contravene the international public policy rules, both pertaining to the merits and to the procedure of the case, including the defense rights, (iii) the judgment is not tainted with fraud and (iv) the judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France. In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation, it being specified that under French law, the principle of awarding punitive damages is not, per se, contrary to public order, provided the amount awarded is not disproportionate to the harm suffered and the defendant’s breach.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS
Unless otherwise specified in the base prospectus relating to any offering of securities, the validity of the securities and certain legal matters under U.S. law will be passed upon by Jones Day, Paris, France. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to mattes of French and U.S. law.
EXPERTS
The consolidated financial statements of EDAP TMS S.A. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2020 in reliance upon the reports of KPMG Audit, a department of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG Audit, a department of KPMG S.A.’s audit report dated April 7, 2021, on the consolidated financial statements, refers to the change in EDAP TMS S.A.’s method of accounting for leases in 2019, due to the adoption of ASU No. 2016-02 Leases (Topic 842).

4,150,000
Ordinary Shares in the form of American Depositary Shares

PROSPECTUS SUPPLEMENT

Piper Sandler
B. Riley Securities Lake Street Capital Markets
April 22, 2021